Exhibit (h)(4)

FORM OF STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the “Agreement”), dated as of October [•], 2013, by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Ares Capital Management II LLC (the “Adviser”).

WHEREAS, Ares Multi-Strategy Credit Fund, Inc. (the “Fund”) is a newly organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares of common stock are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Adviser have entered into an underwriting agreement (the “Underwriting Agreement”), dated October [•], 2013 with Merrill Lynch and the other underwriters named therein (the “Underwriters”);

WHEREAS, Ares Capital Management II LLC is the investment adviser of the Fund;

WHEREAS, Merrill Lynch is acting as a managing underwriter in an offering of the Fund’s shares of common stock, made under the terms of the Fund’s prospectus dated October [•], 2013, (the “Prospectus”); and

WHEREAS, the Adviser desires to provide a structuring fee to Merrill Lynch for providing the advice and services described below;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.                                      In consideration of Merrill Lynch’s providing advice relating to the structure and design and the organization of the Fund as well as services related to the sale and distribution of the Fund’s common shares, the Adviser shall pay Merrill Lynch an aggregate fee equal to [•]% of the total price to the public of the Fund’s common shares pursuant to the Prospectus (including all Initial Securities and Option Securities as such terms are defined in the Underwriting Agreement) (the “Fee”).  The Fee shall be paid within 10 calendar days of the Closing Time (as defined in the Underwriting Agreement) and any Date of Delivery (as defined in the Underwriting Agreement), if applicable, in an aggregate amount equal to [•]% of the total price to the public of the common shares issued by the Fund at such Closing Time or Date of Delivery, as the case may be, or as otherwise agreed to by the parties.  The sum total of all compensation to or reimbursement of underwriters in connection with the offering, including sales load and all forms of additional compensation, shall not exceed [•]% of the total price of the Fund’s common shares sold in the offering.  In the event the offering does not proceed, Merrill Lynch will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Merrill Lynch pursuant to the terms of the Underwriting Agreement.

2.                                      Nothing herein shall be construed as prohibiting Merrill Lynch or its affiliates from providing similar or other services to any other clients (including other registered investment companies or other investment advisers). Nothing herein shall be construed as prohibiting the Adviser from paying compensation of any kind to any other person for services the same as, or similar to, the services provided by Merrill Lynch hereunder, and for services relating to (i) securing syndicate participants in the Fund’s initial public offering, (ii) preparation, marketing and diligence materials of the underwriters, (iii) conveying information and marketing updates to the underwriters, and (iv) coordinating syndicate orders in the offering of the shares of common stock.

3.                                      The Adviser acknowledges that Merrill Lynch did not provide and is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Merrill Lynch, and Merrill Lynch is not hereby agreeing, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with acting as lead underwriter in an offering of the Fund’s common shares.

4.                                      This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Paragraph 1 hereof, or upon the termination of the Underwriting Agreement in accordance with its terms without the common shares having been delivered and paid for.

5.                                      The Adviser has furnished Merrill Lynch with such information as Merrill Lynch believes appropriate to its assignment hereunder (all such information so furnished is referred to herein as the “Information”).  The Adviser recognizes and confirms that Merrill Lynch (a) has used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.  To the best of the Adviser’s knowledge, the Information furnished by the Adviser, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading.  The Adviser will promptly notify Merrill Lynch if they learn of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Merrill Lynch.

6.                                      The Adviser agrees that Merrill Lynch shall have no liability to the Adviser or the Fund for any act or omission to act by Merrill Lynch in the course of its performance under this Agreement, in the absence of gross negligence or willful misconduct on the part of Merrill Lynch.  The Adviser agrees to the terms set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

7.                                      This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) shall be governed by and construed in accordance with the laws of the State of New York.

8.                                      No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Adviser and Merrill Lynch consent to the jurisdiction of such courts and personal service with respect thereto.  Each of Merrill Lynch and the Adviser waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each of Merrill Lynch and the Adviser agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Merrill Lynch and the Adviser and may be enforced in any other courts to the jurisdiction of which Merrill Lynch and the Adviser, as the case may be, are subject, by suit upon such judgment or other available judicial process.

9.                                      This Agreement may not be assigned by either party without the prior written consent of the other party.

10.                               This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by Merrill Lynch and the Adviser.

11.                               All notices required or permitted to be sent under this Agreement shall be sent, if to Ares Capital Management II LLC:

Ares Capital Management II LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attention:  [Daniel Hall]

or if to Merrill Lynch:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Attention:  Syndicate Department, with a copy to ECM Legal Department or such other name or address as may be given in writing to the other parties.  Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile electronic transmission, whichever is earlier.

12.                               This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

[signatures on following  page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

ARES CAPITAL MANAGEMENT II LLC		MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:		By:
	Name:	Name:
	Title:	Title:

October [•], 2013

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) to advise and assist the undersigned (the “Company”) with the matters set forth in the Structuring Fee Agreement dated October [•], 2013, between the Company and Merrill Lynch (the “Agreement”), in the event that Merrill Lynch becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold Merrill Lynch harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses reasonably incurred in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the bad faith, gross negligence or willful misconduct of Merrill Lynch.  In addition, in the event that Merrill Lynch becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company shall reimburse Merrill Lynch for its reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Merrill Lynch in connection therewith, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such legal and other expenses resulted solely from the bad faith, gross negligence or willful misconduct of Merrill Lynch.  The indemnification provided hereunder does not extend to matters arising solely out of the Underwriting Agreement, dated October [•], 2013, by and among Ares Multi-Strategy Credit Fund, Inc., Ares Capital Management II LLC and each of the underwriters named in Schedule A thereto, and indemnified thereunder. Promptly as reasonably practicable after receipt by Merrill Lynch of notice of the commencement of any Proceeding, Merrill Lynch will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement.  Counsel to Merrill Lynch shall be selected by Merrill Lynch.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of Merrill Lynch) also be counsel to Merrill Lynch.  No indemnifying party shall, without the prior written consent of Merrill Lynch (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not Merrill Lynch is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of Merrill Lynch from all liability arising out of such litigation, investigation or Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Merrill Lynch.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Merrill Lynch, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and Merrill Lynch, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and Merrill Lynch, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch has been retained to perform services bears to the fees paid to Merrill Lynch under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Merrill Lynch is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Merrill Lynch, on the other hand.  Notwithstanding the provisions of this paragraph, Merrill Lynch shall not be entitled to contribution from the Company if it is determined that Merrill Lynch was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation.

The Company shall not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Merrill Lynch is an actual or potential party to such Proceeding, without Merrill Lynch’s prior written consent (which consent shall not be unreasonably withheld).  For purposes of this Indemnification Agreement, Merrill Lynch shall include Merrill Lynch, Pierce, Fenner & Smith Incorporated, any of its affiliates, each other person, if any, controlling Merrill Lynch Pierce, Fenner & Smith Incorporated or any of its affiliates, their respective officers, current and former officers, directors, employees and agents, and the successors and assigns of all of the foregoing persons.  The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Merrill Lynch nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Merrill Lynch’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the bad faith, gross negligence or willful misconduct of Merrill Lynch in performing the services that are the subject of the Agreement.

For clarification, the parties to this Indemnification Agreement agree that the term “affiliate” as used in the definition of “Company” herein does not include any registered investment company, except for the Fund, for which such Company or any of its affiliates serves as investment adviser.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND MERRILL LYNCH CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO.  THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST MERRILL LYNCH OR ANY INDEMNIFIED PARTY.  EACH OF MERRILL LYNCH AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.  EACH OF MERRILL LYNCH AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MERRILL LYNCH AND THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MERRILL LYNCH AND THE COMPANY, AS THE CASE MAY BE ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT OR OTHER AVAILABLE JUDICIAL PROCESS.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch’s engagement.  This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

ARES CAPITAL MANAGEMENT II LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Name:
Title: